Exhibit 99.1


NEWS RELEASE                                                            C2005-07

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DST Systems, Inc.                     Contact:
333 West 11th Street                  Thomas A. McDonnell (816) 435-8684
Kansas City, MO                       President and Chief Executive Officer
64105-1594
                                      Kenneth V. Hager (816) 435-8603
NYSE Symbol: DST                      Vice President and Chief Financial Officer
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FOR IMMEDIATE RELEASE                                                     PAGE 1



                 DST SYSTEMS, INC. ANNOUNCES SALE OF EQUISERVE

KANSAS CITY, MO. (June 20, 2005) - DST Systems, Inc. (NYSE: DST) confirmed the closing of the previously announced sale by DST of its wholly-owned subsidiary EquiServe, Inc. ("EquiServe") to Computershare Ltd., an Australian corporation (ASX: CPU) on Friday, June 17, 2005. EquiServe is a corporate shareholder service provider and the owner of EquiServe Trust Company, N.A.







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The  information  and  comments  above may  include  forward-looking  statements respecting DST and its businesses. Such information and comments are based on DST's views as of today, and actual actions or results could differ. There could be a number of factors affecting future actions or results, including those set forth in DST's latest periodic financial report (Form 10-K or 10-Q) filed with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking comment. The Company will not update any forward-looking statements in this press release to reflect future events.